Exhibit 99.1
CONTACT: Victoria Sivrais
FD
(312) 553-6715
Scott Jensen
Chief Financial Officer
Orion Energy Systems
(920) 892-5454
Orion Energy Systems, Inc. Announces Fiscal 2011 First Quarter Results
Company reaffirms fiscal 2011 full year guidance
MANITOWOC, Wis. — August 5, 2010 — Orion Energy Systems, Inc. (NYSE Amex: OESX), a power technology enterprise that designs, manufactures and deploys energy management solutions for the commercial and industrial sectors, today announced financial results for its fiscal 2011 first quarter ended June 30, 2010.
For the first quarter of fiscal 2011, Orion reported contracted revenues, or bookings, of $18.8 million, a 22% increase versus the prior year fiscal 2010 first quarter total of $15.4 million. Included in the $18.8 million, were $14.7 million in cash sales and $4.1 million in financed contracts from Orion Virtual Power Plant™ (OVPP) agreements and Orion Throughput Agreements (OTA’s) and solar technology power purchase agreements (PPA’s). Prior year contracted revenues, or bookings, included $13.1 million in cash sales and $2.3 million in financed contracts from OVPP and OTA agreements. Orion also reported increased revenues of $14.7 million, up 17% compared to $12.6 million for the first quarter of fiscal 2010.
Orion defines contracted revenues, or bookings, which is a financial measurement not recognized under generally accepted accounting principles (GAAP), as contracted revenue from firm customer purchase orders received, including both purchase orders payable immediately in cash and for potential future revenues expected to be realized under firm OVPP, OTA and PPA contracts which are expected to be paid by the Company’s customers over the life of the OVPP or OTA contracts and solar PPAs. For OVPP, OTA and cash contracted revenues, or bookings, Orion generally expects that it will begin to recognize GAAP revenue under the terms of the agreements within 90 days from the firm contract date. For PPA contracted revenues, or bookings, Orion generally expects that it will begin to recognize GAAP revenue under the terms of the PPA’s within 180 days from the firm contract date. Orion believes that total contracted revenues, or bookings, are a key financial metric for evaluating and measuring the Company’s performance because the measure is an indicator of the Company’s success in its customers’ adoption and acceptance of the Company’s energy products and services as it measures firm contracted revenue value, regardless of the contract’s cash or deferred financing structure and the related different GAAP revenue recognition treatment.

For the first quarter of fiscal 2011, the Company reported a net loss of $(1.1 million), or $(0.05) per share, compared to a net loss of $(2.8 million), or $(0.13) per share for the first quarter of fiscal 2010.
Since December 2001, Orion’s technology has benefitted its customers and the environment by reducing its customers:
•	Energy demand by 551,980 kilowatts, or 12.1 billion kilowatt-hours;
•	Energy costs by more than $935 million; and
•	Indirect carbon dioxide emission by more than 8.1 million tons.
Neal Verfuerth, chairman and chief executive officer of Orion commented, “We are pleased with the progress achieved during the first quarter of 2011. Through the collaborative efforts of Orion’s strong team, we have made tremendous strides in building and strengthening our organization. Orion is in an excellent position to drive future potential contracted revenues, or bookings, and revenue growth as we continue to build out our partner network, leverage our integrated lighting solution, capitalize on the significant opportunity for our outdoor lighting and photovoltaic solutions, and gain further momentum with our innovative OVPP and OTA financing solution.”
“Orion’s technology and expertise continues to excel in the marketplace, despite some continuing uncertainty that remains in the general macroeconomic environment,” continued Mr. Verfuerth. “Our pipeline remains strong and robust as we continue to focus on creating a path for customers to achieve energy efficiency. Orion’s broad product offering spans from energy generation to permanent load reduction, creating a comprehensive solution that can truly take our customers off the grid and significantly reduce their energy spend.”
Key Business Highlights
During the first quarter of fiscal 2011:
•
Orion entered into the demand response business within commercial and industrial facilities across North America, uniquely positioning it as a trusted resource to supply significant revenue and energy savings. Demand response programs provide energy capacity, during peak operating periods, back to utilities by reducing consumption at the point of use.

•
Wisconsin Governor, Jim Doyle, signed into law landmark renewable energy legislation, which will result in incentives to users of Orion’s direct renewable Apollo® solar light pipe, increasing the customer’s return on investment and shortening their payback period for purchasing Orion’s light pipes.

•
Orion increased the number of facilities retrofitted with its Compact Modular high-intensity fluorescent lighting technology to 5,870 as of the end of the first quarter of fiscal 2011, representing 923 million square feet of installed facilities.

•
Total deployments of the InteLite® wireless controls increased to 396 customer locations, 35,631 transceivers and 446 control panels, representing 16 million square feet of installed facilities as of the end of the first quarter of fiscal 2011.

•	Total Apollo® solar light pipes installed increased to 6,339 total installed units, representing 2.9 million square feet of installed facilities as of the end of the first quarter of fiscal 2011.
Fiscal 2011 Outlook
The Company is reaffirming its previously stated fiscal 2011 bookings and earnings per share guidance. For fiscal 2011, contracted revenues, or bookings, are anticipated to be between $100 million and $110 million. The Company continues to expect 20% to 25% of its anticipated fiscal 2011 contracted revenues, or bookings, to be driven by projects completed through its OVPP, OTA and PPA agreements. As a result, Orion expects its fiscal 2011 revenues to be within the range of $78 million and $84 million.
Earnings per share for fiscal 2011 are estimated to be between $0.02 and $0.10 per diluted share, with the achievability of this range being highly dependent upon the percentage of contracted revenues, or bookings, realized from OVPP, OTA and PPA agreements.
The above statements are based on current expectations. These statements are forward-looking and actual results may differ materially. The Company assumes no obligation to publicly update or revise its outlook. Investors are reminded that actual results may differ from these estimates for the reasons described below under the caption “Safe Harbor Statement” and in the Company’s filings with the Securities and Exchange Commission
Use of Non-GAAP Financial Measures
Orion reports all financial information required in accordance with GAAP and also provides certain non-GAAP financial measures. A non-GAAP financial measure refers to a numerical measure of the Company’s historical or future financial performance, financial position or cash flows that includes (or excludes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in the Company’s financial statements. Specifically, the Company provides “OTA Adjusted” revenues, OTA Adjusted net income (loss) and OTA Adjusted earnings (loss) per share data as additional information related to the Company’s operating results. The Company presents these non-GAAP financial measures as a complement to results provided in accordance with GAAP because management believes that these non-GAAP financial measures help reflect underlying trends in the Company’s business and are important in comparing current results with prior period results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for revenue, net income (loss) or earnings (loss) per share prepared in accordance with GAAP.

Orion’s management uses the foregoing non-GAAP financial measurements, which reflect the discounted expected future revenue to be derived from OVPP, OTA and PPA contracts and the discounted tax-effected contribution to net income from these contracts, to evaluate its ongoing operations and for internal planning, budgeting, forecasting and business management purposes. Accordingly, Orion believes it is useful for its investors to review, as applicable, information that both includes and excludes the expected future revenue and income contributions from OVPP, OTA and PPA contracts in order to assess the relative performance of Orion’s business. Management includes within the Company’s reported contracted revenues, or bookings, amounts, the impact of the future potential gross revenue from OVPP and OTA contracts and the discounted future potential revenue from PPAs because management believes that these adjustments reflect the increasing shift of customer purchasing decisions from cash purchases to the Company’s OTA and OVPP product purchase financing solution. Schedules that reconcile the Company’s GAAP and Non-GAAP financial measures are included with this release. Investors are encouraged to review these reconciliations to ensure that they have a thorough understanding of the reported non-GAAP financial measures and their most directly comparable GAAP financial measures.
In Orion’s earnings releases, conference calls, slide presentations and/or webcasts, it may use or discuss non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure are included in this press release after the condensed consolidated financial statements.
Conference Call
Orion will host a conference call on Thursday, August 5, 2010 at 5:30 p.m. Eastern (4:30 p.m. Central/2:30 p.m. Pacific) to discuss details regarding its fiscal 2011 first quarter performance. Domestic callers may access the earnings conference call by dialing 877- 754-5294 (International callers, dial 678-894-3013). Investors and other interested parties may also go to the Investor Relations section of Orion’s website at http://investor.oriones.com/events.cfm for a live webcast and slide presentation of the conference call. To ensure a timely connection, it is recommended that users register at least 15 minutes prior to the webcast.

About Orion Energy Systems
Orion Energy Systems, Inc. (NYSE Amex: OESX) is a leading power technology enterprise that designs, manufactures and deploys energy management systems, consisting primarily of high-performance, energy efficient lighting systems and controls and related services, for commercial and industrial customers without compromising their quantity or quality of light.
Safe Harbor Statement
Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements may generally be identified as such because the context of such statements will include words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or words of similar import. Similarly, statements that describe future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause results to differ materially from those expected, including, but not limited to, the following: (i) further deterioration of market conditions, including customer capital expenditure budgets; (ii) Orion’s ability to compete in a highly competitive market and its ability to respond successfully to market competition; (iii) increasing duration of customer sales cycles; (iv) the market acceptance of Orion’s products and services, including the increasing customer preferences to purchase the Company’s products through its OVPP, OTA and PPA agreements rather than through cash purchases; (v) price fluctuations, shortages or interruptions of component supplies and raw materials used to manufacture Orion’s products; (vi) loss of one or more key customers or suppliers, including key contacts at such customers; (vii) the increasing relative volume of the Company’s product sales through its wholesale channel; (viii) a reduction in the price of electricity; (ix) the cost to comply with, and the effects of, any current and future government regulations, laws and policies; (x) increased competition from government subsidies and utility incentive programs; (xi) dependence on customers’ capital budgets for sales of products and services; (xii) Orion’s development of, and participation in, new product and technology offerings or applications; (xiii) legal proceedings, including the securities litigation pending against Orion; and (xiv) potential warranty claims. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and Orion undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, which are available at http://www.sec.gov or at http://www.oriones.com in the Investor Relations section of our Web site.

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES
SELECTED FINANCIAL INFORMATION
(in thousands, except share and per share amounts)
Condensed Consolidated Statements of Operations
for the Three Months ended June 30, 2009 and 2010
(unaudited)

	Three months ended
	June 30,
	2009	2010
Product revenue	$10,677	$13,469
Service revenue	1,951	1,219

Total revenue	12,628	14,688
Product cost of revenue	7,872	8,525
Service cost of revenue	1,255	917

Total cost of revenue	9,127	9,442

Gross profit	3,501	5,246
Operating expenses:
General and administrative	3,163	2,945
Sales and marketing	3,152	3,590
Research and development	419	610

Total operating expenses	6,734	7,145

Loss from operations	(3,233)	(1,899)
Other income (expense):
Interest expense	(56)	(70)
Dividend and interest income	123	10

Total other income (expense)	67	(60)

Loss before income tax	(3,166)	(1,959)
Income tax (benefit)	(393)	(904)

Net loss	$(2,773)	$(1,055)

Basic net loss per share attributable to common shareholders	$(0.13)	$(0.05)
Weighted-average common shares outstanding	21,588,364	22,523,107

Diluted net loss per share attributable to common shareholders	$(0.13)	$(0.05)
Weighted-average common shares and share equivalents outstanding	21,588,364	22,523,107

Supplemental information:
FAS 123R compensation expense
Cost of revenue	$59	$36
General and administrative	122	98
Sales and marketing	129	109
Research and development	10	5

Total	$320	$248

Condensed Consolidated Balance Sheets
As of March 31, 2010 and June 30, 2010 (unaudited)

	March 31, 2010	June 30, 2010
Cash and cash equivalents	$23,364	$16,196
Short term investments	1,000	1,007
Accounts receivable	14,617	11,653
Inventories	25,991	30,027
Current assets	67,946	63,614
Property and equipment, net	30,500	31,923
Total assets	103,621	101,552
Accounts payable	7,761	6,452
Current liabilities	12,211	10,484
Long term debt	3,156	3,002
Total shareholders’ equity	87,670	87,018
Condensed Consolidated Statements of Cash Flows
For the Three Months ended June 30, 2009 and 2010
(unaudited)

	Three months ended June 30,
	2009	2010
Cash used in operating activities	$(6,317)	$(4,565)
Cash used in investing activities	(2,985)	(2,549)
Cash used in financing activities	—	(54)

Net (decrease) in cash and cash equivalents	$(9,302)	$(7,168)

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures to Comparable
U.S. GAAP Measures
(Unaudited)
Pursuant to the requirements of SEC Regulation G, the Company sets forth below a quantitative reconciliation of each historical non-GAAP financial measure used in this earnings release and the related conference call and/or webcast to its most directly comparable financial measure prepared in accordance with accounting principles generally accepted in the United States (GAAP).
The non-GAAP financial measures used in this earnings release and related conference call and/or webcast differ from GAAP in that they include the immediate recognition of future expected revenues and the direct cost of products sold under the Company’s OVPP, OTA and PPA financing contracts. The Company’s basis for these adjustments is described below. Management uses these non-GAAP financial measures to evaluate its ongoing operations and for internal planning, budgeting, forecasting and business management purposes. The Company has provided these non-GAAP financial measures in addition to GAAP financial results because it believes it is useful for its investors to review, as applicable, information that both includes and excludes the expected future revenue and income contribution from OVPP, OTA and PPA contracts in order to assess the relative performance of Orion’s business.
Management uses certain non-GAAP financial measures when evaluating the Company’s operating performance and believes that such measures are useful to investors and financial analysts in assessing the Company’s operating performance due to the following factors:
•
The Company believes that its presentation of non-GAAP measures that adjust for the financial impact of the mis-match under GAAP between the immediate operating expense recognition for most OVPP, OTA and PPA sales activities and contract administration costs and the deferral of revenue recognition and the related income from such contracts on a monthly basis over the contract term provides investors and financial analysts with a consistent basis for comparison across accounting periods and, therefore, are useful in helping them to better understand the Company’s relative operating results and underlying operational trends.

•
The Company’s anticipated continuing increase in the volume of its product sales through OVPP, OTA and PPA financing contracts as a percentage of overall customer contracts signed, compared to cash purchases, will continue to reduce near-term GAAP revenue and operating income as a result of the mis-match of contract operating expenses and revenues, and will continue to impact the ability of investors and financial analysts to compare financial performance across accounting periods.

These non-GAAP financial measures are not prepared in accordance with GAAP. These measures may differ from the non-GAAP information, even where similarly titled, used by other companies and, therefore, should not be used to compare the Company’s performance to that of other companies. There are significant limitations associated with the use of non-GAAP financial measures. The additional non-GAAP financial information presented below should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP (such as revenue, net income (loss) and earnings per share).
ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES RECONCILIATION
(in thousands, except share and per share amounts)
(unaudited)

	Three months ended
	June 30,
	2009	2010
GAAP Revenue	$12,628	$14,688
ADD: Discounted future revenues from OVPP, OTA and PPA agreements (1)	1,915	3,761

OTA Adjusted Revenues	14,543	18,449

GAAP Cost of Revenues	9,127	9,442
ADD: Discounted future cost of revenues from OVPP, OTA and PPA agreements(2)	1,341	2,918

OTA Adjusted Cost of Revenues	10,468	12,360
OTA Adjusted gross profit	4,075	6,089

Total GAAP operating expenses	6,734	7,145

OTA Adjusted loss from operations	(2,659)	(1,056)
Total other income (expense)	67	(60)

OTA Adjusted loss before income tax	(2,592)	(1,116)
GAAP Income tax benefit	(393)	(904)

ADD: Income tax expense on income from OVPP, OTA and PPA agreements (3)	218	320

Total OTA Adjusted income tax benefit	(175)	(584)

OTA Adjusted Net loss	$(2,417)	$(532)

OTA Adjusted basic net loss per share attributable to common shareholders	$(0.11)	$(0.02)
Weighted-average common shares outstanding	21,588,364	22,523,107

OTA Adjusted diluted net loss per share attributable to common shareholders	$(0.11)	$(0.02)
Weighted-average common shares outstanding	21,588,364	22,523,107

Footnotes:

(1)
The Company discounted the potential gross future revenue related to its OVPP, OTA and PPA contracted revenues, or bookings, of $2.3 million at June 30, 2009 and $4.1 million at June 30, 2010 with the expectation that all renewal periods will be exercised over the term of the contracts. Revenues were discounted using the Company’s weighted average cost of capital rate of 7.5%.

(2)
The Company discounted the future cost of product revenues to be recognized related to its OVPP, OTA and PPA bookings at the historical gross margin rates related to the individual projects. Gross margin contribution for OVPP and OTA contracts was estimated at 30% and gross margin contribution for PPA contracts was estimated at 15%.

(3)	The Company calculated the income tax expense on the contribution margin and income from OVPP, OTA and PPA contracts using its blended incremental effective federal and state tax rate of 38%.